Exhibit 99.2

PALISAIR CAPITAL PARTNERS, L.P.

1900 Avenue of the Stars, Suite 303

Los Angeles, California 90067

April 11, 2008

VIA FACSIMILE AND FEDERAL EXPRESS

1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, California 90067
Attention: Corporate Secretary

Re:	Notice of Intention to Nominate an Individual for Election as a Director at
the 2008 Annual Meeting of Stockholders of 1st Century Bancshares, Inc.

Dear Sir:

This letter shall serve to satisfy the advance notice requirements of Article II, Section 5 of the Bylaws (the “Bylaws”) of 1st Century Bancshares, Inc., a Delaware corporation (“1st Century” or the “Company”) as to the nomination by Palisair Capital Partners, L.P., a Delaware limited partnership (“Palisair Partners”), of one (1) nominee for election to the Board of Directors of 1st Century (the “Board”) at the 2008 annual meeting of stockholders of 1st Century, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).  Since 1st Century was formed in August 2007 and has never previously held an annual meeting of stockholders, we believe the correct time for submission of a nomination for director pursuant to the Bylaws is no later than the 10th day following the day on which public announcement of the date of the Annual Meeting is made.  To date, there has been no public announcement of the date of the Annual Meeting, and accordingly, this notice is timely.

This letter and the Exhibits attached hereto are collectively referred to as the “Notice.”  Palisair Partners is the beneficial owner of 593,692 shares of common stock, $0.01 par value per share (the “Common Stock”), of 1st Century, 1,000 shares of which are held of record by Palisair Partners.  Through this Notice, Palisair Partners hereby nominates and notifies you of its intent to nominate Zachary James Cohen as a nominee (the “Nominee”) to be elected to the Board at the Annual Meeting.  Palisair Partners believes that the terms of the fourteen (14) directors currently serving on the Board expire at the Annual Meeting.  To the extent there are in excess of fourteen (14) vacancies on the Board to be filled by election at the Annual Meeting or 1st Century increases the size of the Board above its existing size, Palisair Partners reserves the right to nominate additional nominees to be elected to the Board at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Palisair Partners that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of 1st Century’s corporate machinery.  If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of the Nominee at the Annual Meeting, or if the Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to any replacement Nominee selected by Palisair Partners.

The information concerning Palisair Partners and the Nominee required by Article II, Section 5 of the Bylaws is set forth below:

(i)	Name and address, as believed to appear on 1st Century’s books, of the stockholder giving the Notice is as follows:

Name	Address

Palisair Capital Partners, L.P.	1900 Avenue of the Stars, Suite 303 Los Angeles, CA 90067

(ii)	Class and number of shares of Common Stock of 1st Century which are owned beneficially and of record by the stockholder giving the Notice:

Name	Class	Number and Type of Ownership
Palisair Capital Partners, L.P.	Common Stock, $0.01 par value per share	Palisair Capital Partners, L.P. beneficially owns 593,692 shares of Common Stock, including 1,000 shares of Common Stock held of record.[1]

(iii)
Representation that the nominating stockholder is a holder of record of stock of 1st Century, is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the Nominee:

Palisair Partners hereby represents that it is the beneficial owner of 593,692 shares of Common Stock of 1st Century and that it holds 1,000 shares of Common Stock in record name.  Palisair Partners further represents that it is currently entitled to vote its shares of Common Stock at the Annual Meeting and also represents that it will appear in person or by proxy at the Annual Meeting to nominate the Nominee.  Please see Exhibit A for information regarding purchases and sales during the past two years by Palisair Partners in securities of 1st Century.

1 Palisair Capital LLC, a Delaware limited liability company (“Palisair Capital”), is the general partner of Palisair Partners.  Mr. Cohen is the managing member of Palisair Capital.  By virtue of these relationships, each of Palisair Capital and Mr. Cohen may be deemed to beneficially own the shares of Common Stock owned by Palisair Partners.

2

(iv)	All arrangements and understandings between the stockholder and the Nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder:

Palisair Partners, Palisair Capital and Mr. Cohen (collectively, the “Group”) are parties to a joint filing agreement, dated March 10, 2008, and have jointly filed a Schedule 13D with respect to the Common Stock.  Reference is made to the Schedule 13D initially filed on March 10, 2008 as it has been and may be amended from time to time, as filed and to be filed with the Securities and Exchange Commission, for information regarding the entities that are or may be deemed to be members in a group described therein, as well as beneficial ownership of shares of Common Stock by members of the Group.

Other than as stated herein, there are no arrangements or understandings between Palisair Partners and the Nominee or any other person or persons pursuant to which the nominations described herein are to be made.

(v)	Name and business address of the Nominee:

Name	Business Address

Zachary James Cohen	c/o Palisair Capital Partners, L.P. 1900 Avenue of the Stars, Suite 303 Los Angeles, CA 90067

(vi)	Principal occupation or employment of the Nominee:

Zachary James Cohen (Age 28) has served as the Founder and Managing Member of Palisair Capital, the general partner of Palisair Partners, since February 2007.  Palisair Partners commenced operations in September 2007.  From September 2004 to December 2006, Mr. Cohen was a Managing Member of Coldwater Asset Management, LLC and was co-portfolio manager for Coldwater Partners, LP, a hedge fund based in Los Angeles from January 2005 to October 2006.  From March 2003 to August 2004, Mr. Cohen was an analyst at Witmer Asset Management, LLC (“Witmer”).  Witmer serves as investment adviser to Eagle Capital Partners, L.P., a value-oriented, hedge fund in New York City.  Mr. Cohen graduated from the Harvard-Westlake School in North Hollywood, California and received a Bachelor of Science Degree in Business Administration with Honors from the Haas School of Business at the University of California, Berkeley in 2002.

(vii)	Class and number of shares of stock of 1st Century which are beneficially owned by the Nominee:

By virtue of his position with Palisair Capital, Mr. Cohen has the power to vote and dispose of the shares of Common Stock owned by Palisair Partners.  Accordingly, Mr. Cohen may be deemed to be the beneficial owner of the shares of Common Stock owned by Palisair Partners.  For information regarding purchases and sales during the past two years by Palisair Partners of securities of 1st Century that may be deemed to be beneficially owned by Mr. Cohen, see Exhibit A.

3

(viii)
All other information relating to the Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

The Nominee (i) has consented to be named as a nominee in any proxy statement filed by Palisair Partners in connection with the solicitation of proxies for the election of the Nominee to the Board and to serve as a director of 1st Century, if so elected, (ii) acknowledges that as a director of 1st Century, he will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to 1st Century and its stockholders and (iii) certifies that he is eligible as of the date hereof, and will be eligible as of the time of the election, to serve as a director in accordance with Article II, Section 5 of the Bylaws.  Such consent, acknowledgement and certification is attached hereto as Exhibit B.

Palisair Partners certifies that the Nominee is eligible as of the date hereof, and will be eligible as of the time of the election, to serve as a director in accordance with Article II, Section 5 of the Bylaws.  Such certification is attached hereto as Exhibit C.

Except as set forth in this Notice (including the Exhibits attached hereto), (i) during the past 10 years, the Nominee has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) the Nominee does not directly or indirectly beneficially own any securities of 1st Century; (iii) the Nominee does not own any securities of 1st Century which are owned of record but not beneficially; (iv) the Nominee has not purchased or sold any securities of 1st Century during the past two years; (v) no part of the purchase price or market value of the securities of 1st Century owned by the Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) the Nominee is not, or within the past year was not, a party to any contract, arrangements or understandings with any person with respect to any securities of 1st Century, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of the Nominee owns beneficially, directly or indirectly, any securities of 1st Century; (viii) the Nominee does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of 1st Century; (ix) the Nominee or any of his associates, was not a party to any transaction, or series of similar transactions, since the beginning of 1st Century’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which 1st Century or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) the Nominee or any of his associates has no arrangements or understandings with any person with respect to any future employment by 1st Century or its affiliates, or with respect to any future transactions to which 1st Century or any of its affiliates will or may be a party; and (xi) no person, including the Nominee, who is a party to an arrangement or understanding pursuant to which the Nominee is proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which the Nominee or any of his associates is a party adverse to 1st Century or any of its subsidiaries or has a material interest adverse to 1st Century or any of its subsidiaries.  With respect to the Nominee, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Securities Exchange Act of 1934 occurred during the past five years.

4

(ix)	Solicitation Notice:

Palisair Partners intends to deliver to 1st Century stockholders a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect the Nominee at the Annual Meeting.  A copy of Palisair Partners’ affirmative statement of such intent is attached hereto as Exhibit D.

Palisair Capital maintains deposits at 1st Century Bank, National Association, a wholly-owned subsidiary of 1st Century.  Palisair Partners does not have a substantial interest in any matters to be acted upon at the Annual Meeting except as otherwise set forth herein.

Please address any correspondence to Palisair Capital Partners L.P., Attention: Zachary Cohen, telephone (310) 203-4880, facsimile (310) 203-4885 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Adam Finerman, telephone (212) 451-2289, facsimile (212) 451-2222).  If you have any concerns regarding the validity of this notice, please contract the undersigned immediately.  The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the Board are legal, valid or binding, and Palisair Partners reserves the right to challenge their validity.

Very truly yours,

PALISAIR CAPITAL PARTNERS, L.P.

By:	PALISAIR CAPITAL LLC, General Partner

By:	/s/ Zachary James Cohen
Name:	Zachary James Cohen
Title:	Managing Member

5

EXHIBIT A

TRANSACTIONS IN SECURITIES OF 1ST CENTURY
DURING THE PAST TWO YEARS

Class of Security	Quantity	Price ($)	Date

PALISAIR CAPITAL PARTNERS, L.P.

Common Stock	3,000	5.8167	02/22/08
Common Stock	(5,900)	6.5729	02/25/08
Common Stock	101,000	7.4748	02/25/08
Common Stock	193,120	7.2032	02/25/08
Common Stock	(100)	7.9000	02/27/08
Common Stock	25,085	8.1182	02/27/08
Common Stock	225,957	8.0472	02/27/08
Common Stock	22,530	8.2071	02/28/08
Common Stock	29,000	8.0974	02/29/08

PALISAIR CAPITAL LLC

None

ZACHARY JAMES COHEN

None

EXHIBIT B

NOMINEE CONSENT, ACKNOWLEDGEMENT AND CERTIFICATION

ZACHARY JAMES COHN
c/o Palisair Capital Partners, L.P.
1900 Avenue of the Stars, Suite 303
Los Angeles, California 90067

April 11, 2008

1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, California 90067
Attention: Corporate Secretary

Dear Sir:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Palisair Capital Partners, L.P. (“Palisair Partners”) of its intention to nominate the undersigned as a director of 1st Century Bancshares, Inc. (the “Company”) at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Palisair Partners in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of the Company if elected at the Annual Meeting.

The undersigned hereby acknowledges that as a director of the Company, he will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders.

The undersigned hereby certifies that he is eligible as of the date hereof, and will be eligible as of the time of the election, to serve as a director in accordance with Article II, Section 5 of the Company’s Bylaws.

Very truly yours,
/s/ Zachary James Cohen
Zachary James Cohen

EXHIBIT C

CERTIFICATION

PALISAIR CAPITAL PARTNERS, L.P.
1900 Avenue of the Stars, Suite 303
Los Angeles, California 90067

April 11, 2008

1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, California 90067
Attention: Corporate Secretary

Dear Sir:

In connection with the undersigned’s intention to nominate Zachary James Cohen (the “Nominee”) as a director of 1st Century Bancshares, Inc. (the “Company”) at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the undersigned hereby certifies that the Nominee is eligible as of the date hereof, and will be eligible as of the time of the election, to serve as a director in accordance with Article II, Section 5 of the Company’s Bylaws.

PALISAIR CAPITAL PARTNERS, L.P.

By:	PALISAIR CAPITAL LLC, General Partner

By:	/s/ Zachary James Cohen
Name:	Zachary James Cohen
Title:	Managing Member

EXHIBIT D

SOLICITATION NOTICE

PALISAIR CAPITAL PARTNERS, L.P.
1900 Avenue of the Stars, Suite 303
Los Angeles, CA 90067

April 11, 2008

1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, CA 90067
Attention: Corporate Secretary

Dear Sir:

In accordance with Article II, Section 5 of the Bylaws of 1st Century Bancshares, Inc. (the “Company”), Palisair Capital Partners L.P. hereby affirmative states its intent to deliver to the Company’s stockholders a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect its nominee, Zachary James Cohen, to the Board of Directors of the Company at the 2008 annual meeting of stockholders or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

PALISAIR CAPITAL PARTNERS, L.P.

By:	PALISAIR CAPITAL LLC, General Partner

By:	/s/ Zachary James Cohen
Name:	Zachary James Cohen
Title:	Managing Member